Exhibit 10.1

PARKER-HANNIFIN CORPORATION

SUMMARY OF THE COMPENSATION OF THE NON-EMPLOYEE MEMBERS

OF THE BOARD OF DIRECTORS

Adopted August 16, 2006, effective October 1, 2006

Annual retainer for Audit Committee Chair:	$95,000
Annual retainer for Committee Chairs (other than the Audit Committee Chair):	$85,000
Annual retainer for Non-Chair Committee members:	$80,000

Meeting fees of $1,500 for attending any Board or Committee meeting during any fiscal year in excess of the number of regularly scheduled Board or Committee meetings, plus two.

Annual restricted stock grant